POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS THAT I, MATTHEW HEPLER,

hereby make, constitute and appoint ERIC I COHEN and SCOTT J. POSNER, as my true and lawful attorneys-in-fact, to execute and file all instruments, documents,

certificates and other items required to be executed and filed with the Securities and

Exchange Commission by me under and pursuant to Section 16(a) of the Securities and

Exchange Act of 1934, as amended, as a result of my position with TEREX

CORPORATION, including, without limitation, all Forms 3, 4 and 5 that may be required as a result of my transactions in equity securities of TEREX CORPORATION while a director or officer of TEREX CORPORATION.

 IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of February,

2017.

      /s/ Matthew Hepler_____________

      Matthew Hepler

State of California)

                                     : ss

County of San Francisco)

 On this 2nd day of February, 2017, personally came before me Ezequiel

Villalobos, the undersigned, MATTHEW HEPLER, satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledge that such person executed the same for the purposes herein contained.

___/s/ Ezequiel Villalobos_______

Notary Public

Date Commission Expires:  08/16/2017